CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-133194 on Form S-3 of our report dated February 28, 2006 (August 9, 2006 as to the effects of the reclassifications described in Note 4 to the consolidated financial statements) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting principles) relating to the consolidated financial statements and financial statement schedules of WPS Resources Corporation and subsidiaries, and our report dated February 28, 2006 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Current Report on Form 8-K of WPS Resources Corporation dated August 9, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
November 27, 2006